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                                                                    EXHIBIT 11



                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                      (In thousands except per share data)


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                                                                             Quarter Ended
                                                                 ---------------------------------------
                                                                  September 26,         September 27,
                                                                       1999                  1998
                                                                 ---------------------------------------
COMPUTATIONS FOR STATEMENTS OF INCOME

Net income                                                               $   25,703           $   4,441
                                                                         ==========           =========

Basic earnings per share of common stock:

         Average shares of common stock outstanding                          23,132              23,635
                                                                         ==========           =========

         Basic earnings per share of common stock                        $     1.11           $    0.19
                                                                         ==========           =========


Diluted earnings per share of common stock:

         Average shares of common stock outstanding                          23,132              23,635


         Incremental common shares applicable to
           common stock options based on the common
           stock average market price during the period                         148                  66

         Incremental common shares applicable to
           restricted common stock based on the common
           stock average market price during the period                           1                   -
                                                                         ----------           ---------

         Average common shares assuming dilution                             23,281              23,701
                                                                         ==========           =========

         Fully diluted earnings per average share of
           common stock, assuming conversion of all
           applicable securities                                         $     1.10           $    0.19
                                                                         ==========           =========

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